EXHIBIT 99.1

EOG Resources, Inc.
News Release
For Further Information Contact:	Investors
Maire A. Baldwin
(713) 651-6364
Kimberly A. Matthews
(713) 571-4676
David J. Streit
(713) 571-4902

Media
K Leonard
(713) 571-3870

EOG Resources Declares Quarterly Dividend on Common Stock
•	Appoints Janet F. Clark to Board of Directors
•	Increases 2014 Crude Oil and Natural Gas Hedge Position

FOR IMMEDIATE RELEASE:          Wednesday, December 11, 2013

HOUSTON – The Board of Directors of EOG Resources, Inc. (EOG) has declared a dividend of $0.1875 per share on EOG's Common Stock, payable January 31, 2014, to stockholders of record as of January 17, 2014. The indicated annual rate is $0.75.

Appointment of New Board Member
EOG announced the appointment of Janet F. Clark to its Board of Directors, effective January 1, 2014. Clark served as Executive Vice President and Chief Financial Officer of Marathon Oil Corporation, a publicly traded oil and gas exploration and production company, from January 2007 until her retirement in October 2013, and as Senior Vice President and Chief Financial Officer of Marathon Oil Corporation from January 2004 to January 2007.
"We are thrilled to have someone with Janet's industry and financial acumen join our board," said President and Chief Executive Officer William R. "Bill" Thomas. "She brings years of industry knowledge to EOG."

Hedging Activity
In recent weeks, EOG increased the amount of crude oil and natural gas hedges in place for 2014. For the first half of 2014, EOG has crude oil financial price swap contracts in place for 138,500 barrels of oil per day (Bopd) at a weighted average price of $96.45 per barrel, excluding unexercised options. For the period July 1 through December 31, 2014, EOG has crude oil financial price swap contracts in place for 58,000 Bopd at an average price of $95.18 per barrel, excluding unexercised options.

For the 2014 calendar year, EOG has natural gas financial price swap contracts in place for 195,000 million British thermal units per day at a weighted average price of $4.52 per million British thermal units, excluding unexercised options. (For a comprehensive summary of crude oil and natural gas derivative contracts, please refer to the attached tables.)

EOG Resources, Inc. is one of the largest independent (non-integrated) crude oil and natural gas companies in the United States with proved reserves in the United States, Canada, Trinidad, the United Kingdom and China. EOG Resources, Inc. is listed on the New York Stock Exchange and is traded under the ticker symbol "EOG."

EOG RESOURCES, INC.
CRUDE OIL AND NATURAL GAS FINANCIAL
COMMODITY DERIVATIVE CONTRACTS

EOG has entered into additional crude oil and natural gas derivative contracts since filing its Quarterly Report on Form 10-Q dated November 6, 2013.  Presented below is a comprehensive summary of EOG's crude oil and natural gas derivative contracts at December 11, 2013, with notional volumes expressed in Bbld and MMBtud and prices expressed in $/Bbl and $/MMBtu.  EOG accounts for financial commodity derivative contracts using the mark-to-market accounting method.

CRUDE OIL DERIVATIVE CONTRACTS
		Weighted
	Volume	Average Price
	(Bbld)	($/Bbl)
2013 (1)
January 2013 (closed)	101,000	$99.29
February 1, 2013 through April 30, 2013 (closed)	109,000	99.17
May 1, 2013 through June 30, 2013 (closed)	101,000	99.29
July 2013 (closed)	111,000	98.25
August 1, 2013 through November 30, 2013 (closed)	126,000	98.80
December 31, 2013	126,000	98.80

2014 (2)
January 2014	131,000	$96.41
February 1, 2014 through March 31, 2014	146,000	96.46
April 1, 2014 through June 30, 2014	136,000	96.45
July 1, 2014 through December 31, 2014	58,000	95.18

(1)
EOG has entered into crude oil derivative contracts which give counterparties the option to extend certain current derivative contracts for an additional six-month period.  Options covering a notional volume of 64,000 Bbld are exercisable on December 31, 2013.  If the counterparties exercise all such options, the notional volume of EOG's existing crude oil derivative contracts will increase by 64,000 Bbld at an average price of $99.58 per barrel for each month during the period January 1, 2014 through June 30, 2014.

(2)
EOG has entered into crude oil derivative contracts which give counterparties the option to extend certain current derivative contracts for additional six-month and nine-month periods.  Options covering a notional volume of 10,000 Bbld are exercisable on or about March 31, 2014.  If the counterparties exercise all such options, the notional volume of EOG's existing crude oil derivative contracts will increase by 10,000 Bbld at an average price of $96.60 per barrel for each month during the period April 1, 2014 through December 31, 2014.  Options covering a notional volume of 118,000 Bbld are exercisable on or about June 30, 2014.  If the counterparties exercise all such options, the notional volume of EOG's existing crude oil derivative contracts will increase by 118,000 Bbld at an average price of $96.64 per barrel for each month during the period July 1, 2014 through December 31, 2014.  Options covering a notional volume of 63,000 Bbld are exercisable on or about December 31, 2014.  If the counterparties exercise all such options, the notional volume of EOG's existing crude oil derivative contracts will increase by 63,000 Bbld at an average price of $95.20 per barrel for each month during the period January 1, 2015 through June 30, 2015.

NATURAL GAS DERIVATIVE CONTRACTS
		Weighted
	Volume	Average Price
	(MMBtud)	($/MMBtu)
2013
January 1, 2013 through April 30, 2013 (closed)	150,000	$4.79
May 1, 2013 through October 31, 2013 (closed)	200,000	4.72
November 1, 2013 through December 31, 2013 (closed)	150,000	4.79

2014 (3)
January 1, 2014 through December 31, 2014	195,000	$4.52

(3)
EOG has entered into natural gas derivative contracts which give counterparties the option of entering into derivative contracts at future dates.  All such options are exercisable monthly up until the settlement date of each monthly contract.  If the counterparties exercise all such options, the notional volume of EOG's existing natural gas derivative contracts will increase by 345,000 MMBtud at an average price of $4.64 per MMBtu for each month during the period January 1, 2014 through December 31, 2014.

$/Bbl	Dollars per barrel
$/MMBtu	Dollars per million British thermal units
Bbld	Barrels per day
MMBtu	Million British thermal units
MMBtud	Million British thermal units per day